UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Boylston Street, Boston, Massachusetts		02199
(Address of principal executive offices)		(Zip Code)

(617) 424-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan

On March 7, 2012, NSTAR sent a notice pursuant to Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended (“Regulation BTR”), to its trustees and executive officers informing them that NSTAR will implement certain restrictions on activity (the “Blackout Period”) in the NSTAR Savings Plan (the “Plan”) in connection with the closing of the anticipated merger between NSTAR and Northeast Utilities (“NU”) (the “Merger”), and the resulting prohibition on their ability to trade equity securities of NSTAR acquired in connection with their service or employment as trustees or executive officers during such Blackout Period. The Blackout Period is required by Section 306 of the Sarbanes-Oxley Act of 2002 and Section 101 of Regulation BTR.

The Blackout Period is scheduled to begin during the week of April 1, 2012 and is scheduled to end during the week of April 8, 2012. The Blackout Period was instituted in order to convert the NSTAR Common Share Fund as an investment option under the Plan to the Northeast Utilities Common Share Fund and to administer the exchange of NSTAR common shares held in that fund to NU common shares. At the effective time of the Merger, each NSTAR common share will be exchanged for 1.312 NU common shares. Subject to the satisfaction or waiver of all closing conditions, including regulatory approvals, the Merger is expected to close on or before Monday, April 16, 2012; however, there are no assurances that all closing conditions will be satisfied or waived as of such time and, consequently, the Blackout Period described above may not occur or may occur on different dates than those anticipated.

A copy of the notice sent to NSTAR’s trustees and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, NSTAR shareholders or other interested parties may obtain, without charge, information regarding the Blackout Period by contacting NSTAR Investor Relations, One NSTAR Way, Westwood, Massachusetts, 02090 or by telephone at 781-441-8338.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1 Notice to Trustees and Executive Officers dated March 7, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)

Date: March 7, 2012	By:	/s/ Douglas S. Horan
Douglas S. Horan
Senior Vice President, Secretary and General Counsel